EXHIBIT 10.4

USEC Inc.
EMPLOYEE NONQUALIFIED STOCK OPTION AWARD NOTICE
(Three Year Vesting)

USEC Inc., a Delaware corporation (the “Company”) hereby grants to                                    (“you” or the “Optionee”), an Award of nonqualified stock Options, subject to and conditioned upon your agreement to the terms of this Award Notice, the Nonqualified Stock Option Award Agreement, which is attached hereto as Exhibit A (the “Agreement”) and the USEC Inc. 2009 Equity Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms used but not defined in this Award Notice or the Agreement shall have the meanings set forth in the Plan.

Grant Date

Number of Shares subject to this Option

Exercise Price per Share

Expiration Date

Vesting Schedule:

VESTING DATE	NUMBER OF SHARES SUBJECT TO OPTION
VESTING AS OF
VESTING DATE
The first anniversary of the Grant Date	Shares

The second anniversary of the Grant Date	Shares

The third anniversary of the Grant Date	Shares

Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company and/or an Affiliate through any applicable Vesting Date, the Option shall become vested and exercisable in accordance with the Vesting Schedule shown above. At any time, the “Vested Portion” of the Option means that portion which (i) shall have become exercisable pursuant to the terms of this Agreement and (ii) shall not have been previously exercised.

USEC Inc.

By:

By signing below and returning this Award Notice to the Company, you acknowledge receipt of the Agreement and the Plan; accept the Options that have been granted to you; and agree to be bound by all of the provisions set forth in this Award Notice, the Agreement and the Plan.

ACKNOWLEDGED AND AGREED
BY:

Signature	Date

Enclosures: Exhibit A: Employee Nonqualified Stock Option Award Agreement

USEC Inc. 2009 Equity Incentive Plan

EXHIBIT A
EMPLOYEE NONQUALIFIED STOCK OPTION AWARD AGREEMENT
(Three Year Vesting)

USEC Inc. (the “Company”) has granted to the Optionee an Award consisting of Nonqualified Stock Options, subject to the terms and conditions set forth herein and in the Nonqualified Stock Option Award Notice (the “Award Notice”). The Award has been granted to the Optionee pursuant to the USEC Inc. 2009 Equity Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Award Notice or the Plan.

1. Vesting of Award. The Award of Options will become vested under the schedule stated in the Award Notice.

2. Grant of the Option. The Company has granted to the Optionee an Option which permits the Optionee to purchase all or any part of an aggregate of the number of Shares set forth in the Award Notice at the Exercise Price set forth in the Award Notice. The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option.

3. Exercise of Option. (a) Subject to the provisions of the Plan and this Agreement (including Section 4 hereof), the Optionee may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date set forth in the Award Notice; provided, that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable after the Expiration Date.

(b) To the extent set forth in subparagraph (a) above, the Option may be exercised by delivering to the Company at its principal office written notice of intent to exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax. The payment of the Exercise Price shall be made (i) in cash or by check, (ii) by tender to the Company, or attestation to the ownership, of Shares owned by the Optionee having a Fair Market Value not less than the Exercise Price, (iii) by electing to pay all or any portion of the Exercise price by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price withheld by the Company or sold by a broker-dealer; provided, that the Committee approves this method, or (iv) by any combination thereof. The payment of withholding tax shall be subject to Section 7 of this Agreement.

(c) No Option may be exercised prior to the completion of any registration or qualification of such Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body or national securities exchange, that the Committee shall in its sole discretion determine to be necessary or advisable.

(d) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall deliver or cause to be delivered as promptly as practicable certificates in the Optionee’s name for such Shares or shall make provision for the Shares as to which the Option has been exercised to be registered in the Optionee’s name on the books and records of the Company. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves, or in effecting such registration.

4. Termination of Employment. (a) In the event that the Optionee’s employment with the Company is terminated by the Company for Cause, the Option (whether vested or unvested) shall terminate in its entirety and cease to be exercisable immediately upon the act or omission of the Optionee that constituted Cause.

(b) Except as provided in Section 4(c), in the event that the Optionee’s employment with the Company is terminated by the Optionee voluntarily other than by Retirement, the unvested portion of the Option shall terminate on the date of Optionee’s termination of employment and the Vested Portion, if any, of the Option as of the date of such termination of employment shall remain exercisable for a period of thirty (30) days after the date of such termination of employment, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

(c) In the event that the Optionee’s employment with the Company is terminated (i) by reason of death, Disability or Retirement, (ii) by the Company for reasons other than for Cause, or (iii) by the Company other than for Cause or by the Optionee for good reason, in either case coincident with or following a Change in Control under circumstances entitling the Optionee to benefits or payments under such Optionee’s change in control agreement with the Company that would not otherwise be payable absent a Change in Control (or, in the case of an Optionee who is not a party to a change in control agreement with the Company, upon a termination of employment by the Company other than for Cause or by the Optionee for good reason coincident with or following a Change in Control), the Option shall become vested and nonforfeitable and shall remain exercisable for a period of twelve (12) months after the date of such termination of employment, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

5. No Right to Continued Employment; No Rights as a Stockholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to continued employment with the Company. The Optionee shall not have any rights as a stockholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.

6. Transferability. Except as provided below, the Option is nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may transfer the Vested Portion to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such Optionee or his or her immediate family members or partnerships in which such Optionee or his or her immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred portion shall continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer (except that such transferred portion shall not be further transferable by the transferee). No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

7. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right to deduct from any and all payments made under the Plan, or to require the Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to the Option or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares, to release Shares from an escrow or to make any payment in cash under the Plan until the Company’s or any Affiliate’s tax withholding obligations have been satisfied by the Optionee. The Company shall have the right, but not the obligation, to deduct from the Shares deliverable to an Optionee upon exercise, or to accept from the Optionee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or any Affiliate. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

8. Confidential Information and Trade Secrets. The Optionee and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Optionee will not at any time during or after the Optionee’s employment with the Company or thereafter for so long as it remains proprietary or confidential, disclose or use for the Optionee’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally known to the industry or the public other than as a result of the Optionee’s breach of this covenant. The Optionee agrees that upon termination of employment with the Company for any reason, the Optionee will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that the Optionee may retain personal notes, notebooks and diaries. The Optionee further agrees that the Optionee will not retain or use for the Optionee’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.

9. Remedies. The Optionee acknowledges that a violation or attempted violation on the Optionee’s part of Section 8 will cause irreparable damage to the Company, and the Optionee therefore agrees that the Company shall be entitled as a matter of right to an injunction, issued by any court of competent jurisdiction, restraining any violation or further violation of such promises by the Optionee or the Optionee’s employees, partners or agents. The Optionee agrees that such right to an injunction is cumulative and in addition to whatever other remedies the Company may have under law or equity.

10. Failure to Enforce Not A Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Company otherwise deems necessary or advisable.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto. The Committee may, in its sole and absolute discretion and without the consent of the Optionee, amend this Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of (a) conforming this Agreement to any law, regulation or rule applicable to this Agreement, or (b) waiving any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of the Optionee, holder or beneficiary shall not to that extent be effective without the consent of the Optionee, holder or beneficiary.

14. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

15. Award Subject to Plan; Amendments to Award. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.